UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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VITESSE SEMICONDUCTOR CORPORATION

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VITESSE SEMICONDUCTOR CORPORATION

741 Calle Plano

Camarillo, California 93012

(805) 388-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, January 24, 2006

Dear Vitesse Stockholder:

You are invited to attend the ANNUAL MEETING OF STOCKHOLDERS (the “Annual Meeting”) of Vitesse Semiconductor Corporation (“Vitesse” or the “Company”), a Delaware corporation.

DATE:	Tuesday, January 24, 2006
TIME:	9:30 a.m. Pacific Time
PLACE:	Hyatt Westlake Plaza Hotel
ADDRESS:	880 South Westlake Boulevard, Westlake Village, California 91361

Only stockholders who owned stock at the close of business on November 30, 2005 can vote at this meeting or any adjournments that may take place. At the meeting we will:

1.	Elect a Board of Directors.

2.	Approve an amendment to our 1991 Employee Stock Purchase Plan to reserve an additional 12,000,000 shares of common stock for issuance thereunder.

3.	Ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for fiscal 2006.

4.	Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the three proposals outlined in this Proxy Statement.

If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Annual Meeting, you must obtain a proxy issued in your name from that record holder and bring it with you to the Annual Meeting.

At the meeting we will also report on Vitesse’s fiscal 2005 business results and other matters of interest to stockholders.

Vitesse is concurrently mailing a copy of its 2005 Annual Report to all stockholders. The approximate date of mailing for this notice, proxy statement and proxy card is December 19, 2005.

THE BOARD OF DIRECTORS

December 19, 2005

Camarillo, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please reference the information on page 1, “How do I vote?” for alternative voting methods.

Location of Annual Stockholders Meeting

Hyatt Westlake Plaza Hotel

880 South Westlake Boulevard

Westlake Village, California 91361

Meeting begins promptly at 9:30 a.m.

VITESSE SEMICONDUCTOR CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

January 24, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Vitesse Semiconductor Corporation (“Vitesse” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, January 24, 2006, at 9:30 a.m., and at any adjournments that may take place.

The Annual Meeting will be held at the Hyatt Westlake Plaza Hotel located at 880 South Westlake Boulevard, Westlake Village, California 91361. The business meeting will begin promptly at 9:30 a.m. and will be followed by a report on fiscal 2005 business results.

The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

Q:	What may I vote on?

A:	(1) The election of seven nominees to serve on our Board of Directors.

(2)	The amendment of our 1991 Employee Stock Purchase Plan to reserve an additional 12,000,000 shares of common stock for issuance thereunder.

(3)	Ratification of the selection of KPMG LLP as independent registered public accounting firm of the Company for fiscal 2006.

(4)	Any other business properly presented at the meeting.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the director nominees, FOR the amendment of the 1991 Employee Stock Purchase Plan, and FOR the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2006.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on November 30, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 219,882,044 shares of the Company’s common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date.

Q:	How do I vote?

A:	There are three ways you can vote:

(1)	Sign and date each proxy card you receive and return it in the prepaid envelope.

(2)	Vote through the Internet or telephone voting system more fully described on your proxy card.

(3)	Vote in person at the Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Annual Meeting, you must obtain a proxy issued in your name from that record holder and bring it with you to the Annual Meeting.

Q:	How can I change my vote or revoke my proxy?

A:	You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company’s Secretary, or returning a later-dated proxy card, or by Internet or telephone as more fully described on your proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:	What does it mean if I get more than one proxy card?

A:	It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Computershare, the Company’s transfer agent, will count the votes and act as the Inspector of Election. The Company believes that the procedures to be used by Computershare to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining voting power present. Because abstentions and withheld votes are considered present for purposes of determining voting power, abstentions and withheld votes have the effect of a vote AGAINST a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter.

Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the Record Date can attend. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Annual Meeting, you must obtain a proxy issued in your name from that record holder and bring it with you to the Annual Meeting.

Q:	How will voting on any other business be conducted?

A:	We do not know of any business to be considered at the 2006 Annual Meeting other than the proposals described in this Proxy Statement. However, because the Company did not receive notice of any other proposals to be brought before the meeting by November 4, 2005 (one year from the date that was 45 days prior to the month and day when proxy materials for the 2005 Annual Meeting were mailed to stockholders), if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Louis R. Tomasetta, Vitesse’s President and Chief Executive Officer, and Yatin Mody, Vitesse’s Vice President, Finance and Chief Financial Officer, to vote on such matters at their discretion.

Q:	Are there any known beneficial owners of 5% or more of the Company’s common stock?

A:	Fidelity Management and Research Corporation owned 15,368,300 shares, or 7.0%, as of October 31, 2005, according to a Schedule 13G filed with the Securities and Exchange Commission by Fidelity Management and Research Corporation on November 10, 2005.

Q:	How and when may I submit proposals for the 2007 Annual Meeting?

A:	The deadline for submitting proposals for inclusion in our Proxy Statement for the 2007 Annual Meeting is August 19, 2006, by which date you must submit your proposal in writing to the Company’s Secretary, c/o Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012.

In order for your proposal to be considered at the 2007 Annual Meeting, you must also send certain information to the Company’s Secretary no later than November 25, 2006 and no earlier than October 26, 2006. With respect to each item of business that you propose to bring before the Annual Meeting, you must submit to the Company’s Secretary (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) your name and address as they appear on the Company’s books, (c) the class and number of Company’s shares that you beneficially own and (d) any material interest you may have in such business. If you submit a proposal for the 2007 Annual Meeting after November 4, 2006, the proxy for the 2007 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

You should also be aware of certain other requirements you must meet to have your proposal included in the Company’s Proxy Statement for the 2007 Annual Meeting that are explained in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Q:	Who bears the cost of this solicitation?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. The Altman Group, Inc. was hired to assist with the broker search notification, limited solicitation services and coordination of distribution of proxy materials for $2,725, plus certain out-of-pocket expenses. We also reimburse brokerage houses and persons representing beneficial owners of shares for their reasonable out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company’s directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications but they will not receive any additional compensation for doing so.

PROPOSALS YOU MAY VOTE ON

Proposal 1:    Election of Directors

The Board has nominated Vincent Chan, Ph.D., James A. Cole, Alex Daly, Moshe Gavrielov, John C. Lewis and Louis R. Tomasetta, Ph.D. for re-election to the Board this year. In addition, the Board has nominated Edward Rogas, Jr. for election to the Board this year. Detailed information on each of the Company’s nominees is provided on page 7. All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. We expect that each nominee listed on page 7 will be able and will not decline to serve as a director.

Vote Required: Recommendation of the Board of Directors

With respect to the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected to the Company’s Board of Directors. Abstentions and withheld votes will be counted for purposes of determining the voting power present with respect to the election of directors, but will not have any effect on the outcome of the vote. Pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1.

Proposal 2:    Approval of Amendment to the Company’s Employee Stock Purchase Plan

The Vitesse Semiconductor Corporation 1991 Employee Stock Purchase Plan (as amended, the “Purchase Plan”) was originally adopted by the Board of Directors and approved by the stockholders in August 1991 and has been amended from time to time. The stockholders are being asked to approve an amendment to the Purchase Plan to increase the number of shares available by 12,000,000 shares.

The Company’s Board of Directors has also amended the Purchase Plan to shorten the length of the offering periods and to limit the number of shares that may be issued during any year. Historically, the Purchase Plan has had overlapping 24-month offering periods that commenced on approximately February 1 and August 1 of each year, with each offering period consisting of four successive 6-month purchase periods. After reviewing the terms of the Purchase Plan, the accounting impact of the Purchase Plan and employee incentive issues, the Board of Directors decided to shorten the offering periods under the plan to 6 months, beginning with the period that will commence on or about February 1, 2006. The purchase price will be equal to 85% of the Company’s stock price on the first day of the applicable 6-month offering period or the Company’s stock price on the last day of the 6-month offering period, whichever is lower. The 24-month offering period that commenced in August 2005 will remain in effect on its current terms.

As of September 30, 2005, there were 2,484,914 shares available for future grant under the Purchase Plan. The stockholders are being asked to approve an amendment to the Purchase Plan to increase the number of shares available by 12,000,000 shares.

The following is a summary of the material provisions of the Purchase Plan, a copy of which may be obtained from the Company or its publicly filed documents. The Purchase Plan, which qualifies under Section 423 of the Internal Revenue Code, provides for eligible employees to purchase shares of the Company’s common stock during 6-month offering periods that commence on approximately February 1 and August 1 of each year and end 6 months later on approximately July 31 and January 31, respectively, before the next period commences, except that the 24-month offering period that commenced in August 2005 will remain in effect on its current terms with four successive 6-month purchase periods. Deductions are made from a participating employee’s salary during each offering period, and if the employee has not withdrawn from the offering period, stock is purchased for the account of the employee on the purchase date at the price as set forth below. The Board of Directors may change the duration and timing of offering periods and purchase periods as well as the purchase price, subject to applicable law.

Employees are eligible to participate after one month of employment if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of September 30, 2005, approximately 650 of the Company’s employees were eligible to participate in the Purchase Plan. Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of common stock to be purchased by any particular individual or group of individuals.

The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 20% of an employee’s base compensation, including commissions, but excluding overtime and bonuses, at a price equal to 85% of the fair market value of the common stock at the beginning of the offering period or at the end of the offering period, whichever is lower. Employees may end their participation in the Purchase Plan at any time, and participation ends automatically on termination of employment with the Company. In no event shall any employee be permitted to purchase shares of common stock under the Purchase Plan at a rate that exceeds $25,000 in fair market value (as measured at the time the option is granted) of such common stock for each calendar year. In addition, no employee may purchase more than 5,000 shares of common stock during any 6-month purchase period. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the Purchase Plan be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board decides to shorten the offering period.

Unless terminated sooner, the Purchase Plan will terminate in August 2011. The Board has authority to amend or terminate the Purchase Plan, subject to stockholder approval if required by applicable law.

Vote Required: Recommendation of the Board of Directors

Approval of the Purchase Plan Amendment requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as affirmative votes with respect to approval of proposals such as the Purchase Plan Amendment.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to be able to continue to offer its present and prospective employees the opportunity to participate in the Purchase Plan in order to advance the interests of the Company’s stockholders. Absent the approval of this Proposal Two, it is expected that the Purchase Plan would terminate in July 2006 as a result of an absence of shares available for issuance under the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2, APPROVING THE AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN.

Proposal 3:    Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm

The Audit Committee has recommended, and the Board has approved, the selection of KPMG LLP (“KPMG”) as independent registered public accounting firm of the Company for fiscal 2006, subject to your approval. KPMG has served as our independent registered public accounting firm since 1989. Representatives of KPMG will attend the Annual Meeting and will be available to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Audit services provided by KPMG during fiscal 2005 and 2004 included an audit of the Company’s consolidated financial statements and a review of the Company’s Annual Report and certain other filings with the Securities and Exchange Commission (“SEC”). In addition, KPMG provided various other services to the Company during fiscal 2005 and 2004 as described below.

Fees Incurred by Vitesse for KPMG LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal years ending September 30, 2005 and 2004, respectively.

	2005	2004
Audit Fees(1)	$1,073,000	$355,000

Audit Related Fees(2)	62,000	119,000

Tax Fees(3)
Domestic Tax	64,000	70,000
International Tax	18,000	43,000
Tax Consulting	8,000	17,000

	90,000	130,000

All Other Fees(4)	—	111,000

Total	$1,225,000	$715,000

(1)	Audit fees billed by KPMG for audit of the Company’s annual financial statements and the review of those financial statements included in the Company’s quarterly reports on Forms 10-Q. Audit fees during 2005 included amounts related to the audit of financial statements and audit of internal control over financial reporting.
(2)	Audit-related fees consisted primarily of reviews of statutory audits and various regulatory filings.
(3)	Domestic and international tax compliance, including preparation of returns, and tax consulting services consisting primarily of international tax guidance, trade and customs tax guidance, state and local tax assistance, compensation and benefits tax guidance, and acquisition related guidance.
(4)	Fees related to Debt Offering comfort letter and due diligence.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee charter allows the committee to delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

Vote Required: Recommendation of the Board of Directors

The Board of Directors has conditioned its selection of the Company’s independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not ratify the selection of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3, RATIFYING THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

NOMINEES FOR THE BOARD OF DIRECTORS

Vincent Chan, Ph.D., Age 57, Director since 2000—Dr. Chan has served on the Massachusetts Institute of Technology’s faculty as the Joan and Irwin Jacobs Professor of Electrical Engineering and Computer Science, Aeronautics and Astronautics and as a member of the Operations Research Center since 1998. He is also the Director of MIT’s Laboratory for Information and Decision Systems. From 1995 to 1998, he was the Head of the Communications and Information Technology Division of MIT Lincoln Laboratory. He is a member of The Charles Stark Draper Laboratory, Inc. and a Fellow of IEEE and the Optical Society of America. Dr. Chan has over 30 years experience leading the development of advanced communication systems and networks.

James A. Cole, Age 63, Director since 1987—Mr. Cole has been a General Partner of Windward Ventures, L.P., a venture capital firm, since 1997. He was a General Partner of Spectra/New Enterprise Associates, a venture capital firm, from 1986 through 1997. He was a founder and Executive Vice President of Amplica, Inc., a GaAs microwave IC and sub-system company. Mr. Cole also serves as a director of Giga-Tronics, Inc. and a number of private companies.

Alex Daly, Age 44, Director since 1998—Mr. Daly was founder and has served as Chairman and Chief Executive Officer of Nutrophy, Inc., an online personalized nutrition company, since its inception in April 2002. From September 2001 through March 2002 he was on personal sabbatical. From May 2000 through August 2001, Mr. Daly was Chairman, President and Chief Executive Officer of Arcsight, Inc., an enterprise network security management company. From February 2000 through April 2000 he was on personal sabbatical. From January 1998 through January 2000, Mr. Daly was President and Chief Executive Officer of Cygnus Solutions, a developer of software tools. From 1995 through 1997, he served as Sr. Vice President of Marketing and then Sales at C-Cube Microsystems, a manufacturer of integrated circuits. Prior to that, Mr. Daly served at Intel Corporation, most recently as director of marketing for the mobile computing group.

Moshe Gavrielov, Age 51, Director since April 2005—Mr. Gavrielov has been Executive Vice President of the Verification Division at Cadence Design Systems, Inc. since April 2005. From 1998 to March 2005, he was Chief Executive Officer of Verisity Ltd., an electronic design automation company that was acquired by Cadence in April 2005. Prior to that, from 1988 to 1998, he was at LSI Logic Corporation where he held various senior executive positions. From 1985 to 1988 he served as a Consulting Engineer at Digital Equipment, and from 1979 to 1985 he was an Engineering Manager at National Semiconductor.

John C. Lewis, Age 70, Director since 1990 (Chairman since December 2002)—Mr. Lewis was at Amdahl Corporation, a supplier of large, general purpose computers, storage systems, software products and consulting services, from August 1977 to March 2001 where he served at various times as Chairman of the Board of Directors, President and Chief Executive Officer. Before joining Amdahl in 1977, he was President of Xerox Business Systems.

Edward Rogas, Jr., Age 65—Mr. Rogas has served as a Senior Vice President at Teradyne, Inc., an automated test equipment manufacturer, since 2000. From 1976 to 2000 he held various management positions in the semiconductor ATE portion of Teradyne’s business, including Vice President from 1984 to 2000. Prior to that, from 1973-1976, he served as a Vice President at American Research and Development.

Louis R. Tomasetta, Ph.D., Age 57, Director since 1987—Dr. Tomasetta, a co-founder of the Company, has been President, Chief Executive Officer and a Director since the Company’s inception in February 1987. From 1984 to 1987, he served as President of the integrated circuits division of Vitesse Electronics Corporation. Prior to that he was the director of the Advanced Technology Implementation department at Rockwell International Corporation. Dr. Tomasetta has over 30 years experience in the management and development of semiconductor businesses, products, and technologies. Dr. Tomasetta also serves as a director of a number of private companies.

BOARD MEETINGS AND COMMITTEES

The Company’s Board usually meets five times a year in regularly scheduled meetings, but will meet more often if necessary. The Board held nine (9) meetings during fiscal 2005 and each director attended at least 75% of the Board meetings held during the periods in which such director served. In addition, each director attended at least 75% of the total number of meetings held by committees of the Board on which such director served.

Communications to the Board, the non-management directors or any individual director may be sent to the Company’s Secretary, c/o Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012.

The full Board considers all major decisions of the Company. During fiscal 2005, the Board had the following three standing committees, each of which was chaired by an outside director:

The Compensation Committee

The Compensation Committee has the following responsibilities:

•	oversees the Company’s compensation and benefits policies generally;

•	evaluates senior executive performance and reviews the Company’s management succession plan; and

•	oversees and sets compensation for the Company’s senior executives.

In December 2002, the Board adopted a new Compensation Committee Charter, which is posted on the Company’s website at www.vitesse.com.

During fiscal 2005, the Committee consisted of Vincent Chan, James Cole and Alex Daly (Chairman of the Committee) and met five (5) times. All members of the Compensation Committee are independent as defined by the listing standards of the National Association of Securities Dealers. No interlocking relationship existed during fiscal 2005 between the Company’s executive officers or members of the Board and the executive officers or members of the board of directors or compensation committee of any other company.

The Audit Committee

The Audit Committee assists the Board in its oversight of the following:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements.

In December 2003, the Board adopted a new Audit Committee Charter, which is posted on the Company’s website at www.vitesse.com.

During fiscal 2005, from October 1, 2004 through April 21, 2005, the Committee consisted of James Cole, Alex Daly and John Lewis (Chairman of the Committee). For the period April 22, 2005 through September 30, 2005 the Committee consisted of James Cole, Moshe Gavrielov and John Lewis (Chairman of the Committee). The Committee met four (4) times during fiscal 2005. All members of the Audit Committee are independent and financially literate as defined by the listing standards of the National Association of Securities Dealers. In addition, Mr. Lewis qualifies as a “financial expert” as defined by the rules of the Securities and Exchange Commission implementing Section 406 of the Sarbanes-Oxley Act.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has the following responsibilities:

•	identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	recommends directors for appointment to Board committees;

•	evaluates Board performance;

•	oversees and sets compensation for the Company’s directors; and

•	develops and recommends to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics of the Company.

In December 2002, the Board adopted a new Nominating and Corporate Governance Committee Charter and also adopted Corporate Governance Guidelines and a Code of Business Conduct and Business Ethics, each of which is posted on the Company’s website at www.vitesse.com.

During fiscal 2005, the Committee consisted of Vincent Chan, James Cole (Chairman of the Committee) and John Lewis and met four (4) times. All members of the Nominating and Corporate Governance Committee are independent as defined by the listing standards of the National Association of Securities Dealers.

The Nominating and Corporate Governance Committee will consider director candidates recommended by any stockholder who has continuously held at least 5% of the Company’s voting securities (either directly or as part of a group) for at least one year. Stockholders may recommend director candidates to the Board by contacting the Secretary of the Company in writing at the following address: Secretary, Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012. Such recommendations should be accompanied by (i) evidence of the stockholder’s stock ownership over the last year, (ii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iii) a statement whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending stockholder of its final decision.

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise, including the criteria included in our Corporate Governance Guidelines.

DIRECTOR COMPENSATION

Under the Director Compensation Plan, approved January 26, 2004 by the Nominating and Corporate Governance Committee, each non-employee director receives an annual fee of $30,000, which is paid in equal quarterly installments. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000, which is paid in equal quarterly installments. Directors are also reimbursed for customary travel expenses.

During fiscal 2005, Mr. Lewis, Chairman of the Board, was granted options to purchase 60,000 shares of common stock and Messrs. Chan, Cole and Daly each were granted options to purchase 40,000 shares of common stock, in each case at an exercise price of $3.53. Mr. Gavrielov was granted options to purchase 40,000 shares of common stock at an exercise price of $2.15.

Each of these grants was made under the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) approved by the Company’s stockholders on January 23, 2001. Under the 2001 Plan, on January 1 of each year beginning in 2002, each non-employee director receives nonstatutory options to purchase 40,000 Shares (except for the Chairman, who receives options to purchase 60,000 Shares). These options become available for exercise in installments of two percent of the total number of shares granted at the end of each month beginning January 31 after the date of grant. Each non-employee director who is nominated or elected to the Board during the term of the Plan receives nonstatutory options to purchase 40,000 Shares (except for the Chairman, who receives options to purchase 60,000 Shares) on the date of such election or nomination. The options become available for exercise in installments of two percent of the total number of shares granted for each full month that expires following the date of grant. The options are for a ten-year term and the exercise price of the options must be at least 100% of the fair market value of the common stock on the Nasdaq National Market on the date of grant. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within six months after termination by death or disability, or (3) within three months after the individual’s term as director ends.

Employee directors receive no compensation for serving on the Board other than their employee compensation.

STOCK PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on the Company’s common stock with the NASDAQ Stock Market-U.S. Index and the NASDAQ Electronics Components Index from market close on the last trading day in September 2000 through September 30, 2005. The graph is based on the assumption that $100 was invested in each of the Company’s common stock, the NASDAQ Stock Market-U.S. Index and the NASDAQ Electronic Components Index on September 30, 2000.

The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. The stock price performance on the graph is not necessarily an indicator of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG VITESSE SEMICONDUCTOR CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

* $100 invested on 9/30/00 in stock or index, including reinvestment of dividends.

Fiscal year ending September 30.

PRINCIPAL OWNERSHIP

OF VITESSE SEMICONDUCTOR CORPORATION

COMMON STOCK

The following table sets forth certain information known to the Company with respect to beneficial ownership of common stock as of September 30, 2005 by the directors, the Named Executive Officers listed on page 13, all directors and executive officers as a group, and each holder known to the Company to be the beneficial owner of at least 5% of the Company’s common stock.

Principal Stock Ownership

Name of Individuals or Identity of Group	Shares Beneficially Owned		Shares Exercisable Within 60 Days of Sept. 30, 2005	Total Shares Beneficially Owned Plus Exercisable Within 60 Days of Sept. 30, 2005	Percent of Total
Fidelity Management and Research Corporation 82 Devonshire Street Boston, MA 02109-3614	15,368,300		—	15,368,300	7.0%
Louis R. Tomasetta	924,459	(1)	7,527,548	8,452,007	3.8%
Eugene F. Hovanec	528,014	(2)	1,902,245	2,430,259	1.1%
Christopher Gardner	186,234		1,491,485	1,677,719	*
Ira Deyhimy	434,774		668,024	1,102,798	*
Yatin Mody	87,079		621,135	708,214	*
James A. Cole	193,700		369,600	563,300	*
John C. Lewis	115,000		295,200	410,200	*
Alex Daly	—		266,400	266,400	*
Vincent Chan	30,000		189,600	219,600	*
Michael Rodensky	—		40,000	40,000	*
Moshe Gavrielov	—		5,600	5,600	*
All executive officers and directors as a group (12 persons)	2,499,260		13,376,837	15,876,097	7.2%

*	Less than 1%
(1)	Includes an aggregate of 126,000 shares held for his children, pursuant to the Transfer to Minors Act and as to which Dr. Tomasetta has voting and investment power.
(2)	Includes an aggregate of 10,000 shares held for his daughter, pursuant to the Transfer to Minors Act and as to which Mr. Hovanec has voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of and transactions in such securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during the fiscal year ended September 30, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

The following is a summary of information regarding compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 2005. The following five individuals are the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)		Other Annual Compensation(2)		Number of Securities Underlying Options
LOUIS R. TOMASETTA	2005	$388,076	—		—		1,800,000
President and Chief Executive Officer	2004	350,000	—		—		950,000
	2003	350,000	$206,250		—		1,260,000

EUGENE F. HOVANEC	2005	246,154	—		—		450,000
Executive Vice President	2004	225,000	—		$34,615	(3)	250,000
	2003	225,000	135,000		—		350,000

CHRISTOPHER GARDNER	2005	216,923	—		—		300,000
Vice President and General Manager,	2004	200,000	—		—		100,000
Network Products Division	2003	200,000	67,500		—		225,000

MICHAEL RODENSKY	2005	216,346	27,000	(4)	—		400,000
Vice President, Worldwide Sales	2004	—	—		—		—
and Marketing	2003	—	—		—		—

YATIN MODY	2005	196,923	—		—		400,000
Vice President, Finance and	2004	175,348	—		—		75,000
Chief Financial Officer	2003	165,343	39,375		—		119,000

(1)	Amounts paid in each year are for bonuses earned in previous years. No bonuses were earned through the Officers’ Bonus Plan for fiscal 2003, 2004 or 2005. Bonus amounts paid in fiscal 2003 were earned through the Officers’ Bonus Plan in fiscal 2000 and prior years and were paid according to a deferred payment schedule.
(2)	Excludes certain expenses which, for any Named Executive Officer, did not exceed the lesser of $50,000 or 10% of the compensation reported in the above table, and which, for all Named Executive Officers as a group, did not exceed the lesser of $50,000 times the number of Named Executive Officers or 10% of all Named Executive Officers’ annual salaries and bonuses reported in the above table.
(3)	Cash payout of sabbatical, in lieu of time off.
(4)	Mr. Rodensky was hired October 22, 2004 and was paid a one-year guaranteed bonus of $9,000 per quarter in fiscal 2005, according to the terms of his employment contract.

The following table presents additional information concerning the option awards shown in the summary compensation table for fiscal year 2005. The number of securities underlying options for each individual listed in the table below represents two option grants issued to purchase common stock under the Company’s 2001 Stock Incentive Plan. The date of grant for all options listed below is October 27, 2004, the exercise price is 100% of the fair market value on the date of grant and all expire on October 27, 2014.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options		% of Total Securities Underlying Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
Name						5%	10%
Louis R. Tomasetta	1,800,000	(2)	10.89%	$2.58	10/27/14	$2,920,587	$7,401,340
Eugene F. Hovanec	450,000	(2)	2.72%	2.58	10/27/14	730,147	1,850,335
Christopher Gardner	300,000	(2)	1.82%	2.58	10/27/14	486,764	1,233,557
Michael Rodensky	400,000	(3)	2.42%	2.58	10/27/14	649,019	1,644,742
Yatin Mody	400,000	(2)	2.42%	2.58	10/27/14	649,019	1,644,742

(1)	These dollar amounts are not intended to forecast future appreciation of the common stock price. Named Executive Officers will not benefit unless the common stock price increases above the stock option exercise price. Any gain to the Named Executive Officers resulting from common stock price appreciation would benefit all stockholders.
(2)	Represents two grants: one grant vests in four equal annual installments, the first 25% of the options vesting October 27, 2005, and the second grant vests in four equal annual installments, the first 25% of the options vesting October 27, 2006.
(3)	Represents two grants: one grant vests in five equal annual installments, the first 20% of the options vesting October 27, 2005 and the second grant vests in five equal annual installments, the first 20% of the options vesting October 27, 2006.

The following table shows information for the Named Executive Officers concerning stock options exercised during fiscal 2005 and stock options unexercised at the end of fiscal year 2005.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-end Option Values

	Number of Shares Acquired on Exercise	Value(1) Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis R. Tomasetta	20,000	$26,480	7,302,548	2,037,500	$1,294,560	$—
Eugene F. Hovanec	5,008	1,377	1,839,745	512,500	365,400	—
Christopher Gardner	40,000	23,128	1,453,985	325,000	234,900	—
Michael Rodensky	—	—	—	400,000	—	—
Yatin Mody	—	—	583,635	418,750	124,236	—

(1)	Value realized is the difference between the option exercise price and the fair market value of the Company’s common stock at the date of exercise multiplied by the number of options exercised.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2005 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under the equity compensation plans assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options as of September 30, 2005 and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans approved by Stockholders(1)	50,788,708	(2)	$8.50	5,370,836	(3)
Equity Compensation Plans not approved by Stockholders(4)	2,991,320		$6.80	320,638
Total(5)	53,780,028		$8.41	5,691,474

(1)	Consists of the 2001 Stock Incentive Plan, the 1991 Stock Option Plan, the 1991 Directors’ Stock Option Plan, the 1989 Stock Option Plan, and the 1991 Employee Stock Purchase Plan.
(2)	Excludes purchase rights accruing under the Company’s 1991 Employee Stock Purchase Plan. Under the Purchase Plan, each eligible employee may purchase shares of the Company’s common stock at six-month intervals at 85% of the lower of the fair market value at the beginning and end of each interval. Employees purchase such stock using accumulated payroll deductions that may not exceed 20% of their compensation, including commissions, but excluding overtime and bonuses.
(3)	Includes shares available for future issuance under the 1991 Employee Stock Purchase Plan as of September 30, 2005. As of September 30, 2005, 2,484,914 shares of common stock were available for issuance under the Purchase Plan.
(4)	Consists of the 1999 International Stock Option Plan and one other immaterial plan. Options of this plan generally vest and become exercisable at the rate of 25% per year. The exercise price of all stock options must be at least equal to the fair market value of the common stock on the date of grant; if not, then deferred compensation is recorded and amortized over the vesting period. The term of options is generally 10 years.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with acquisitions of the companies that originally established those plans. As of September 30, 2005, a total of 1,258,869 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those options outstanding is $17.42 per share. No additional options may be granted under those assumed plans.

Summary Description of Equity Compensation Plans Not Approved by Stockholders

Vitesse International, Inc. 1999 International Stock Option Plan

The Vitesse International, Inc. 1999 International Stock Option Plan was adopted by the Board of Vitesse International, Inc., a subsidiary of the Company, in 1999 and was last amended in November 2003. The plan reserves for issuance 3,750,000 shares of the Company’s common stock pursuant to the exercise of options granted under the plan. As of September 30, 2005, there were outstanding options to purchase 2,941,320 shares under the plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for stock splits, stock dividends, combinations or reclassifications or other changes in the Company’s capitalization as described in the plan. Employees, including officers, and consultants of the Company and any subsidiary of the Company are eligible to participate in the plan. No options may be granted to non-employee directors. Generally, only non-U.S. employees of the Company or its subsidiaries have been granted options under the plan.

Options granted under the plan generally vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 25% annually thereafter. Terms of exercisability are determined by Vitesse International’s Board of Directors at the time of grant, but in no event may the exercisability date be delayed by more than 10 years from the date of grant. If an optionee’s status as an employee or consultant terminates for any reason (including the death or disability of the optionee), the option remains exercisable for a fixed period of time not to exceed six months but only to the extent the optionee was entitled to exercise such options on the date of termination.

In the event of a merger of the Company with or into another corporation, options granted under the plan shall be assumed or substituted by the successor company or, if the successor company does not agree to such assumption or substitution, shall become exercisable prior to the merger for a limited period of time, after which time the options shall terminate.

The Board of Directors of Vitesse International administers the plan, determines the terms of options granted under the plan in accordance with the terms of the plan, and has the power to interpret the plan. The plan expires by its terms in 2009 unless earlier terminated by the plan administrator.

Other Arrangements

The Company is a party to option agreements that were entered into during fiscal 2000 and 2001 with one employee. Pursuant to the agreements, the Company granted the employee options to purchase an aggregate of 50,000 shares, subject to adjustment for stock splits, stock dividends, combinations or reclassifications or other changes in the Company’s capitalization. The options were granted at the fair market value of the Company’s common stock on the respective grant dates. The weighted average exercise price of the options granted under the agreements is $50.75. Options granted under the agreements vest in equal annual installments over the four-year period following the respective grant dates. If the employee is terminated for “cause” (as defined in the agreements), the relevant options remain exercisable to the extent vested for a three-month period following termination. If the employee is terminated without “cause,” the relevant options will become fully vested and exercisable during the three-month period following the date of termination. Under the agreements, if the optionee’s status as an employee ends due to death or disability, options granted under the agreement may be exercised within the 12-month period from the date of termination to the extent the option was exercisable on the date of termination. In the event of a merger of the Company with or into another corporation or a sale of substantially all the assets of the Company, options granted under the agreements shall be assumed or substituted by the successor company or, if the successor company does not agree to such assumption or substitution, shall become exercisable prior to the merger for a limited period of time, after which time the options shall terminate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors consists of three independent directors. The Committee reviews and approves salaries, bonuses and other benefits payable to the Company’s executive officers. It also administers the Company’s employee stock option and employee stock purchase plans.

Compensation Goals

The Compensation Committee establishes compensation for executive officers to align with business objectives and performance and to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company’s compensation programs, including those for executive officers, share these characteristics:

•	The Company pays competitively. The Company offers a compensation program, including competitive base salaries and, where appropriate, relocation benefits, to attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other leading companies in the industry.

•	The Company pays for relative sustained performance. Executive officers are rewarded based upon corporate, departmental, and individual performance. Corporate and departmental performance are evaluated by reviewing whether strategic and business plan goals are met. Individual performance is evaluated by measuring organizational progress against set objectives.

•	The Company strives for fairness to achieve a balance in compensation paid to the executives within the Company and in comparable companies. It believes that the contributions of each member of the executive staff are vital to the success of the Company.

•	The Company believes that employees should understand the performance evaluation and compensation programs. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The chief executive officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the accomplishments of the key objectives in making its decisions on merit increases and stock option grants.

Compensation Components

The Company’s compensation program, which consists of cash- and equity-based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation, and reward executive officers and other employees. The components are:

Cash-Based Compensation:

•	Salary: The Committee sets base salary for officers by reviewing the compensation levels for similar positions in comparable companies in the industry.

•	Bonus: Under the Company’s bonus plan, bonuses for eligible executive officers are generally paid as a percentage of their base salary and on the basis of the achievement of certain individual and corporate financial goals. The corporate financial goals generally relate to revenue and operating non-GAAP income objectives that are determined at the beginning of each fiscal year. The bonuses actually earned by each individual during any fiscal year are to be paid in successive years. In fiscal 2003, 2004 and 2005 no bonuses were earned under the officer’ bonus plan, with the exception of Mr. Rodensky’s guaranteed bonus of $9,000 per quarter payable for his first year of service with the Company.

Equity-Based Compensation:

Stock options provide additional incentives to officers to work to maximize stockholder value. The options become available for purchase over a defined period to encourage officers to continue their employment with the Company. In line with its compensation philosophy, the Company grants stock options to employees at all levels of the organization based on each individual’s contribution to the Company. Options granted to executive officers during fiscal 2005 are discussed below.

Chief Executive Officer Compensation

Louis R. Tomasetta has been President and Chief Executive Officer of the Company since its incorporation in 1987. His total compensation consists of base salary, bonus and employee stock options. In determining Dr. Tomasetta’s compensation, the Committee evaluates:

•	Corporate performance, principally revenue and operating profit goals

•	His individual performance

•	Compensation paid to other executive officers of the Company

•	Compensation paid to chief executive officers of comparable companies

At the beginning of fiscal 2005, the Compensation Committee increased the salary of Dr. Tomasetta and several of the Company’s other executive officers from the salary levels set during fiscal 2003 and in the case of Mr. Mody, the salary level set in 2004. No bonus was earned by Dr. Tomasetta through the Officers’ Bonus Plan in fiscal 2003, 2004 or 2005.

For fiscal year 2005, Dr. Tomasetta’s salary was $388,076. In addition, during fiscal 2005 Dr. Tomasetta received two stock option grants to purchase a total of 1,800,000 shares of common stock under the Company’s 2001 Stock Incentive Plan at an exercise price of $2.58. The Compensation Committee believes the grant of options to Dr. Tomasetta is a key component of his compensation and an important means of ensuring that the Company’s Chief Executive Officer continues to share significantly in the success of the Company’s business with the other stockholders. The Compensation Committee determined that it was appropriate to grant these options in fiscal 2005 for these reasons and due to Dr. Tomasetta’s individual performance. These options are for a ten-year term. One grant vests in four equal annual installments, with the first 25% becoming vested on October 27, 2005. The second grant vests in four equal annual installments, with the first 25% vesting on October 27, 2006. Similar option grants were made to other executive officers in fiscal 2005 on similar terms in amounts determined by the Compensation Committee after review of individual performance and the other factors described above.

Dr. Tomasetta’s equity ownership in the Company includes 924,459 shares of common stock and stock options to purchase an additional 9,340,048 shares.

Submitted by the Fiscal 2005 Compensation Committee of the Company’s Board of Directors:

Alex Daly, Chairman

Vincent Chan

James Cole

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the integrity of the financial statements of the Company, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and compliance by the Company with legal and regulatory requirements.

The Committee has received from the independent registered public accounting firm, KPMG, a formal written statement describing all relationships between KPMG and the Company that might bear on the KPMG’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the KPMG any relationships that may impact their objectivity and independence, and satisfied itself as to the KPMG’s independence. The Committee also discussed with management, the internal auditors and KPMG the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee also reviewed with both management and the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks.

The Committee has discussed and reviewed with KPMG all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2005, with management and KPMG. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the Board concurred in such recommendation.

Submitted by the Fiscal 2005 Audit Committee of the Company’s Board of Directors:

John Lewis, Chairman

James Cole

Moshe Gavrielov

OTHER MATTERS

The Company knows of no other matters to be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as the Company may recommend.

THE BOARD OF DIRECTORS

Camarillo, California

December 19, 2005

AMENDED AND RESTATED

VITESSE SEMICONDUCTOR CORPORATION

1991 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 1991 Employee Stock Purchase Plan of Vitesse Semiconductor Corporation.

1. Purpose The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.

(d) “Company” shall mean Vitesse Semiconductor Corporation, a Delaware corporation.

(e) “Compensation” shall mean all base straight time gross earnings including payments for shift premium and commissions and excluding overtime, incentive compensation, incentive payments, bonuses and other compensation.

(f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Purchase Period within each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock on the last market Trading Day prior to the day of such determination) on the date of such determination (or, if such date is not a Trading Day, on the last Trading Day prior to such date), as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of such determination (or, if such date is not a Trading Day, on the last Trading Day prior to such date), as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

1

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined pursuant to paragraph 4.

(l) “Participant” means an Employee who is eligible under paragraph 3 and who elects to participate in the Plan, as provided in paragraph 5.

(m) “Plan” shall mean this Employee Stock Purchase Plan.

(n) “Purchase Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to paragraph 4.

(o) “Purchase Price” shall mean the price at which Participants may purchase Common Stock under the Plan, as determined pursuant to paragraph 7(b).

(p) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3. Eligibility

(a) Any Employee who has been continuously employed by the Company for at least one (1) month and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering and Purchase Periods

(a) Unless otherwise determined by the Board, while the Plan is in effect, Offering Periods shall be of approximately six months duration commencing on or about February 1 and August 1 of each year and terminating approximately six months later on or about July 31 and January 31, respectively, before the next Offering Period commences. Notwithstanding the foregoing and subject to Section 11(c) below, the Offering Period that commenced on August 1, 2005 shall be of 24 months duration and consist of four six-month Purchase Periods. The Board shall have the power to change the duration and timing of Offering Periods without stockholder approval, provided that no Offering Period shall be longer than that allowed by Section 423 of the Code. Unless otherwise determined by the Board (and except for the Offering Period that commenced on August 1, 2005), each Offering Period shall also consist of one Purchase Period of the same duration. The Board shall have the power to change the duration and timing of Purchase Periods without stockholder approval.

(b) For purposes of calculating the Purchase Price under paragraph 7(b), the applicable Offering Period shall be determined as follows:

2

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation in the Plan or (C) re-enrollment in a subsequent Offering Period under paragraph (ii) below.

(ii) Solely with respect to the 24-month Offering Period that commenced on August 1, 2005, if the Fair Market Value on the Offering Date is higher than the Fair Market Value on the last Trading Day before the commencement of any subsequent Offering Period, the August 1, 2005 Offering Period will end following the Purchase Date and the Company will automatically enroll such Participant in the Offering Period that begins immediately following the Purchase Date. Any funds accumulated in the Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A Participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period in accordance with this paragraph.

(iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

5. Participation

(a) Unless otherwise specified by the Company from time to time, an eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form specified by the Company and filing it with the Company’s Stock Administration department at least ten (10) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

(b) Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an eligible Employee, withdraws from the Plan under paragraph 10(a) or reaches the end of the Purchase Period in which his or her employee contributions were discontinued under paragraph 6(d). A Participant who withdrew from the Plan under paragraph 10(a) may again become a Participant, if he or she then is an eligible employee, by following the procedure described in paragraph 5(a) above. A Participant whose employee contributions were discontinued automatically under paragraph 6(d) shall automatically resume participation at the beginning of the earliest Purchase Period ending in the next calendar year, if he or she then is an eligible employee.

6. Payroll Deductions

(a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the Participant’s Compensation during said Offering Period.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue his or her participation in the Plan as provided in paragraph 10. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in paragraph 10.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a Participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in paragraph 10.

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(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option and Purchase Price

(a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock (which shall not exceed 5,000 shares for any Purchase Period) determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any Purchase Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof. To the extent that the payroll deductions on behalf of an Employee exceed the aggregate Purchase Price, the payroll deductions credited to such Participant’s account during the Offering Period may be returned to the Employee or credited to a following Purchase Period. Exercise of the option shall occur as provided in paragraph 8, unless the Participant has withdrawn pursuant to paragraph 10, and such option shall expire on the last day of the Offering Period.

(b) The Purchase Price for each share of Stock purchased at the close of a Purchase Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the last Trading Day in such Purchase Period; or

(ii) 85% of the Fair Market Value of such share on the first Trading Day in the applicable Offering Period.

8. Exercise of Option Unless a Participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in paragraph 10. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery (which may be in electronic form) to each Participant, as appropriate, of the shares purchased upon exercise of his or her option, or the Company may elect to deliver the shares to a broker designated by the Company.

10. Withdrawal; Termination of Employment

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form specified by the Company. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

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(b) Upon a Participant’s ceasing to be an Employee for any reason or upon termination of a Participant’s employment relationship (as described in paragraph 2(h)), the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such Participant’s option will be automatically terminated.

(c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such Participant and such Participant’s option terminated.

(d) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. Interest No interest shall accrue on the payroll deductions of a Participant in the Plan.

12. Stock

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 33,500,000 shares (including shares previously issued since initial approval of the Plan), subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. Administration The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14. Designation of Beneficiary

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative known to the Company, then to such other person as the Company may designate.

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15. Transferability Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

16. Use of Funds All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control

(a) Changes in Capitalization Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c) Merger or Asset Sale In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

19. Amendment or Termination

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can adversely affect options previously granted, provided that an Offering Period may be terminated or amended by the Board of Directors on any Exercise Date if the Board determines that the termination or amendment of the Plan is in the best interests of the Company and its stockholders. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

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(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

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DETACH HERE	ZVSC92

PROXY

VITESSE SEMICONDUCTOR CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 24, 2006

The undersigned stockholder of Vitesse Semiconductor Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, first mailed to stockholders on or about December 19, 2005, and hereby appoints Louis R. Tomasetta and Yatin Mody, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the common stock of the undersigned at the Annual Meeting of Stockholders of Vitesse Semiconductor Corporation to be held on January 24, 2006, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VITESSE SEMICONDUCTOR

CORPORATION

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving stockholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically? If so, go to http://www.econsent.com/vtss and follow the instructions provided. Stockholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/vtss	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZVSC91

☒	Please mark	#vsc
votes as in
this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED BELOW AND A VOTE FOR PROPOSALS 2 AND 3.

1.	To elect seven directors of the Company to serve for the ensuing one year until the Company’s 2007 Annual Meeting of Stockholders and until their successors are elected.	2.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:	(01) Vincent Chan, (02) James A. Cole, (03) Alex Daly, (04) Moshe Gavrielov, (05) John C. Lewis, (06) Edward Rogas, Jr., (07) Louis R. Tomasetta

	FOR	☐	☐	WITHHELD
☐
For all nominee(s) except as written above

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States. If you vote over the Internet or by telephone, please do not mail your card.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If the signer is a partnership, please sign in partnership name by authorized person.

Signature:                                                          Date:                      Signature:                                                          Date: